UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

X-FACTOR COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Empire Blvd. – 5th Floor
South Hackensack, NJ 07606

(Address of Principal Executive offices)(Zip Code)

201-518-1925

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, Louis H. Siracusano notified the board of directors of X-Factor Communications Holdings, Inc. (the “Company”) of his resignation as a director of the Company, effective immediately, due to increased responsibilities and time commitments required by his current job. Mr. Siracusano’s resignation was not the result of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	X-FACTOR COMMUNICATIONS HOLDINGS, INC.

By: /s/ Charles Saracino
Charles Saracino Chief Executive Officer